HSBC

May 12, 2011

PRIVATE & CONFIDENTIAL

TurboSonic Inc.
550 Parkside Dr., Unit A-14
Waterloo, ON
N2L 5V4

Attention: Mr. Carl Young, CFO & Mr. David Hobson, VP Finance

Dear Sirs:

HSBC Bank Canada (the "Bank") is pleased to offer the following credit facilities (the "Loan(s)") on the terms and conditions set out below. The terms and conditions contained in the Schedule are incorporated by reference into and form an integral part of this Facility Letter.

Borrower

TurboSonic Inc. (the "Borrower").

1. **Standby Letters of Credit**

1.1 Amount:

CAD 4,250,000 demand revolving line (the "LC Facility").

1.2 Purpose:

To assist in financing Letters of Credit as required by the Borrower.

1.3 Availability:

Available following satisfaction of the Conditions Precedent, by issuance of standby letters of credit in major currencies with a maximum tenor of 24 months. The Borrower shall ensure that all amounts outstanding under the LC Facility shall be 100% guaranteed by Export Development Canada ("EDC"), under EDC's Performance Security Guarantee Program.

1.4 Interest and Fees:

(a) an Application Fee of CAD 3,000 (received);

(b) an Annual Review fee of CAD 1,000 upon completion of our annual review each year following receipt of the audited financial statements (first review scheduled for December 2011);

(c) fees for Letters of Credit issued under the LC Facility shall be calculated at 1% per annum (CAD 250 minimum).

(d) all costs associated with the provision of the various EDC Guarantee(s) shall be for the account of the Borrower.

(e) the Borrower shall pay all legal and registration costs with respect to the provision of the security.

2. **Security**

2.1 Security Documents:

The liability, indebtedness and obligations of the Borrower under the Loan(s) shall be evidenced, governed and secured, as the case may be, by the following documents (the "Security Documents") completed in form and manner satisfactory to the Bank and its solicitors:

(TO BE OBTAINED)

(a) general security agreement, creating a floating charge over all assets, other than real property, of the Borrower, registered in Ontario;

(b) general assignment of book debts creating a first priority assignment of all the Borrower's debts and accounts, registered in Ontario;

(c) assignment/endorsements by the Borrower to the Bank of all risk insurance;

(d) corporate guarantees supported by general security agreements from Turbosonic Technologies, Inc. and Turbosonic Canada Inc., collectively, the "Guarantors";

(e) confirmation of Export Development Canada Performance Security Guarantees in the amounts equal to the amount outstanding under the LC Facility;

(f) such other documents as the Bank and/or its solicitors may reasonably request in order to register or otherwise perfect the documents listed above.

3. **Financial Covenants**

The Borrower shall adhere to the following financial covenants, as measured by the consolidated financial statements of the Borrower and Guarantors:

(a) the Current Ratio shall exceed 1.20 to 1 at all times.

(b) the Debt to Tangible Net Worth ("TNW") ratio shall not exceed 2.00 to 1 at all time.

Debt is defined as total liabilities plus obligations under operating leases.

TNW shall be defined as total equity less amounts considered intangible by the Bank, including but not limited to Goodwill, Deferred Income Taxes, and Other Assets.

The Borrower agrees that the foregoing financial tests shall be calculated by the Bank using both quarterly interim and annual Audited financial statements of the Borrower.

3.1 The Borrower and all of its subsidiaries/affiliates shall utilize HSBC for all day-to-day banking, and global payments and cash management services. where reasonably practical.

4. **Financial Statements and Reports**

The Borrower shall deliver to the Bank the following:

(a) Quarterly, within 45 days of the Borrower's quarter-end:

(i) Internally prepared quarterly financial statements;
(ii) Covenant Compliance Certificate;

(b) Annually, within 90 days of the Borrower's fiscal year-end:

(i) Audited financial statements of the Borrower;
(ii) 12-month projected income statement, balance sheet, and cash flow.

5. **Conditions Precedent**

The Borrower shall deliver the following in form and content satisfactory to the Bank prior to the initial advance under the credit facilities:

(a) Company prepared financial projections for the 2012 fiscal year, on a monthly basis, confirming the Borrower's ability to operate within the Financial Covenants contained herein.

6. **Lapse, Periodic Review and Cancellation**

Without limiting the Bank's right to demand repayment of the Loan(s) at any time, this Facility Letter shall, at the option of the Bank, lapse and the obligations of the Bank shall end if there has, in the opinion of the Bank, been a material adverse change in the financial condition of the Borrower, or if the Conditions Precedent have not been met and initial advance of the Loan(s) has been made, within three months of the date of the Facility Letter.

Without limiting the Bank's right to demand repayment of the Loan(s) at any time, the Loan(s) shall be subject to periodic review by the Bank as and when determined by the Bank in its discretion. Any unadvanced portion of the Loan(s) shall be automatically cancelled upon demand being made by the Bank for repayment of the amount outstanding under the Loan(s).

7. **Acceptance**

The terms and conditions of this Facility Letter may be accepted by signing, dating and returning the enclosed duplicate copy of this Facility Letter signed by the Borrower to the Bank by May 24, 2011. Failing such acceptance, this offer will automatically expire and shall be of no further force or effect.

Yours truly,

HSBC BANK CANADA

John Giusti
Senior Account Manager
Commercial Banking

Mike Sooley
Assistant Vice President
Commercial Banking

The undersigned hereby acknowledges and agrees to the terms and conditions of this Facility Letter this 18th day of May, 2011.

BORROWER
Turbosonic Inc.

Per: ______________________ Per: ______________________

GUARANTORS
Turbosonic Technologies, Inc.

Per: ______________________ Per: ______________________

Turbosonic Canada Inc.

Per: ______________________ Per: ______________________

SCHEDULE TO FACILITY LETTER
FROM HSBC BANK CANADA
TURBOSONIC INC.
DATED MAY 12, 2011

This Schedule shall form part of the Facility Letter and the Loan(s) as described in the Facility Letter shall also be subject to the following terms and conditions:

I. Definitions

For the purpose of the Facility Letter, the following terms shall have the meanings indicated below:

"Business Day" means a day upon which the Bank is open for business in the branch first above written;

"Canadian Dollar Equivalent" means at any time on any date in relation to any amount in a currency other than Canadian dollars, the amount of Canadian dollars required for the Borrower to purchase that amount of such other currency at the rate of exchange quoted by the Bank at or about 8:00 a.m. Pacific time on such date, including all premiums and costs of exchange;

"Facility Letter" means the letter from the Bank to the Borrower to which this Schedule is attached, together with this Schedule, and includes all amendments and replacements thereof;

"Governmental Authority" means any governmental, legislative, or regulatory authority, agency, commission, board or any court, tribunal or other law, regulation or bill making entity having or purporting to have jurisdiction on behalf of any nation, province or city;

"Guarantor(s)" means the party or parties who have or are to execute a guarantee or guarantees of the indebtedness of the Borrower under or in connection with this Facility Letter and the Security Documents;

"Legal Requirement" means all laws, statutes, codes, ordinances, orders, awards, judgments, decrees, injunctions, rules, regulations, authorizations, consents, approvals, orders, permits, franchises, licenses, directions and requirements of any Governmental Authority or otherwise;

"Required Notice" means a notice in form and content approved by the Bank given to the branch of the Bank referred to above not later than 10:30 a.m. local time three Business Days immediately preceding the date on which:

(a) an advance is to be made;

(b) a rollover is to be made from one interest option to another;

(c) a banker's acceptance is to be issued for acceptance by the Bank; or

(d) a letter of credit is to be issued by the Bank;

as the case may be, stating the date, amount and term of the requested advance or rollover, or particulars of the banker's acceptance or letter of credit.

With respect to the foregoing, a certificate of a manager or account manager of the Bank shall be *prima facie* evidence of the Bank's Fixed Rate, the Bank's Prime Rate, the Bank's U.S. Base Rate and LIBOR, from time to time.

II. Representations and Warranties

If a corporation, the Borrower represents and warrants, as at the time of drawing under or other utilization of the Loan(s), that:

(a) it has been duly incorporated and organized, is properly constituted, is in good standing and is entitled to conduct its business in all jurisdictions in which it carries on business or has assets;

(b) the execution of the Facility Letter and the Security Documents and the incurring of liability and indebtedness to the Bank does not and will not contravene:

  i) any Legal Requirement applicable to the Borrower; or

  ii) any provision contained in any other loan or credit agreement or borrowing instrument or contract to which the Borrower, is a party;

(c) the Facility Letter and the Security Documents to which it is a party have been duly authorized, executed and delivered by the Borrower, and constitute valid and binding obligations of the Borrower , and are enforceable in accordance with their respective terms;

(d) all necessary Legal Requirements have been met and all other authorizations, approvals, consents and orders have been obtained with respect to the Loan(s) and the execution and delivery of the Security Documents.

The Borrower also represents and warrants to the Bank that all financial and other information provided to the Bank in connection with the Loan(s) is true and accurate, and acknowledges that the offer of credit contained in the Facility Letter is made in reliance on the truth and accuracy of this information and the above representations and warranties.

III. Interest, Fees, Payment and Rights

(a) Interest on the daily balance of the principal amount advanced under the Loan(s) and remaining unpaid from time to time shall be payable by the Borrower as set out in the Facility Letter both before and after demand, maturity, default and judgment;

(b) Each Loan shall bear interest from the date of advance at the variable annual rate of interest set out in this Facility Letter and shall accrue daily on the basis of a year of 365 days compounded monthly and payable on the last day of each month;

(c) In addition to the fees described in other portions of the Facility Letter, the Borrower shall also pay to the Bank:

  (i) a fee of CAD 50 for each week that the Borrower is in default in providing the financial reports contemplated by this Facility Letter;

  (ii) an advance posting fee of CAD 5 for each cheque of the Borrower which is honoured by the Bank, in its discretion, in excess of the authorized amount of the Loan(s);

  (iii) an overdraft notice fee of CAD 15, for each notification, when required, to reduce or repay overdrafts;

(d) The fees collected by the Bank shall be its property as consideration for the time, effort and expense incurred by it in the review and administration of documents and financial statements, and the Borrower

acknowledges and agrees that the determination of these costs is not feasible and that the fees set out in the Facility Letter represent a reasonable estimate of such costs;

(e) Any amounts which become payable to the Bank under the Facility Letter or the Security Documents and which are not paid when due shall accrue interest and be payable from the due date at the rate and manner stipulated for the Loan(s) first described in the Facility Letter, if no other interest rate is expressed for such amounts;

(f) All payments by the Borrower to the Bank shall be made at the address of the branch of the Bank set out on the first page of the Facility Letter or at such other place as the Bank may specify in writing from time to time. Any payment delivered or made to the Bank by 1:00 p.m. local time at the place where such payment is to be made shall be credited as of that day, but if made afterwards shall be credited as of the next day on which the said branch is open for business;

(g) Notwithstanding anything to the contrary contained in the Facility Letter, the Bank may, in its discretion, make an advance under the Loan(s) to pay any unpaid interest or fees which have become due under the terms of the Facility Letter;

(h) The Borrower acknowledges that the actual recording of the amount of any advance or repayment thereof under the Loan(s), and interest, fees and other amounts due in connection with the Loan(s), in an account of the Borrower maintained by the Bank shall constitute *prima facie* evidence of the Borrower's indebtedness and liability from time to time under the Loan(s); provided that the obligation of the Borrower to pay or repay any indebtedness and liability in accordance with the terms and conditions of the Loan(s) shall not be affected by the failure of the Bank to make such recording. The Borrower also acknowledges being indebted to the Bank for principal amounts shown as outstanding from time to time in the Bank's account records, and all accrued and unpaid interest in respect of such amounts, in accordance with the terms and conditions of this Facility Letter;

(i) The obligation of the Borrower to make all payments under the Facility Letter and the Security Documents shall be absolute and unconditional and shall not be limited or affected by any circumstance, including, without limitation:

  (i) any set-off, compensation, counterclaim, recoupment, defence or other right which the Borrower may have against the Bank or anyone else for any reason whatsoever; or

  (ii) any insolvency, bankruptcy, reorganization or similar proceedings by or against the Borrower.

(j) In addition to and not in limitation of any rights now or hereafter available to the Bank whether under applicable law or arising in the Security Documents, the Bank is authorized, at any time and from time to time, upon delivery of written notice to the Borrower to set-off and appropriate and to apply any and all deposits (general and special) and any other indebtedness at any time held by or owing by the Bank to or for the credit of the Borrower against and on account of the obligations and liabilities of the Borrower to the Bank under this Facility Letter. The Bank agrees to provide written notice of the exercise of any of the rights under this section immediately after the exercise of such rights.

(k) The remedies, rights and powers of the Bank under this Facility Letter, the Security Documents and at law and in equity are cumulative and not alternative and are not in substitution for any other remedies, rights or powers of the Bank and no delay or omission in exercise of any such remedy, right or power shall exhaust such remedies, rights or powers or be construed as a waiver of any of them.

IV. Conditions Precedent

In addition to the Conditions Precedent previously set out, it shall also be a condition precedent to the initial

advance and continued availability of the Loan(s) that the Bank shall have received:

(a) The Security Documents completed and, where necessary, registered in form and manner satisfactory to the Bank's solicitors;

(b) Verification of insurance arranged by the Borrower conforming to the Bank's requirements;

(c) If deemed necessary by the Bank, an environmental questionnaire in form and content acceptable to the Bank;

(d) confirmation that the Borrower is in compliance with each of the terms and conditions of the Facility Letter.

V. Borrower's Covenants and Conditions

In addition to the conditions previously set out, the following conditions shall apply until the Loan(s) are repaid in full and cancelled:

(a) The Borrower shall not, without the prior written consent of the Bank:

  (i) grant or allow any lien, charge, security interest, privilege, hypothec or other encumbrance, whether fixed or floating, to be registered against or exist on any of its assets, and in particular, without limiting the generality of the foregoing, shall not grant a trust deed or other instrument in favour of a trustee;

  (ii) become guarantor or endorser or otherwise become liable upon any note or other obligation other than in the normal course of business of the Borrower;

  (iii) declare or pay dividends on any class or kind of its shares, repurchase or redeem any of its shares or reduce its capital in any way whatsoever or repay any shareholders' advances;

  (iv) amalgamate with or permit all or substantially all of its assets to be acquired by any other person, firm or corporation or permit any reorganization or change of control of the Borrower;

  (v) permit any property taxes or strata fees to be past due at any time

  (vi) pay remuneration of any kind, including dividends, salaries, management fees and bonuses to shareholders (and their affiliates) of the Borrower which result in the contravention of the Bank's covenants;

(b) The Bank shall have the right to waive the delivery of any Security Documents or the performance of any term or condition of the Facility Letter, and may advance all or any portion of the Loan(s) prior to satisfaction of any of the Conditions Precedent, but waiver by the Bank of any obligation or condition shall not constitute a waiver of performance of such obligation or condition in the future;

(c) All financial terms and covenants shall be determined in accordance with generally accepted accounting principles, applied consistently;

VI. Environmental Matters

(a) To the best of the Borrower's knowledge after due and diligent inquiry, no regulated, hazardous or toxic substances are being stored on any of the Borrower's lands, facilities or premises (the "Premises") or any adjacent property, nor have any such substances been stored or used on the Premises or in the Borrower's

business or any adjacent property prior to the Borrower's ownership, possession or control of the Premises. The Borrower agrees to provide written notice to the Bank immediately upon the Borrower becoming aware that the Premises or any adjacent property are being or have been contaminated with regulated, hazardous or toxic substances. The Borrower shall not permit any activities on the Premises that directly or indirectly could result in the Premises or any other property being contaminated with regulated, hazardous or toxic substances. For the purposes of the Facility Letter, the term "regulated, hazardous or toxic substances" means any substance, defined or designated as hazardous or toxic wastes, hazardous or toxic material, a hazardous, toxic or radioactive substance or other similar term, by any applicable federal, provincial or local statute, regulation or ordinance now or in the future in effect, or any substance or materials, the use or disposition of which is regulated by any such statute, regulation or ordinance;

(b) The Borrower shall promptly comply with all statutes, regulations and ordinances, and with all orders, decrees or judgments of governmental authorities or courts having jurisdiction, relating to the use, collection, storage, treatment, control, removal or cleanup of regulated, hazardous or toxic substances [in the Borrower's business] or in, on, or under the Premises or in, on or under any adjacent property that becomes contaminated with regulated, hazardous or toxic substances as a result of construction, operations or other activities on, or the contamination of, the Premises, or incorporated in any improvements thereon. The Bank may, but shall not be obligated to, enter upon the Premises and take such actions and incur such costs and expenses to effect such compliance as it deems advisable and the Borrower shall reimburse the Bank on demand for the full amount of all costs and expenses incurred by the Bank in connection with such compliance activities;

(c) The assets of the Borrower which are now or in the future encumbered by the Security Documents are hereby further mortgaged and charged to the Bank, and the Bank shall have a security interest in such assets, as security for the repayment of such costs and expenses and interest thereon, as if such costs and expenses had originally formed part of the Loan(s).

VII. Bank Visits

Representatives of the Bank shall be entitled to attend at the Borrower's business premises and to view all financial records of the Borrower at any time, on reasonable notice.

VIII. Legal and Other Expenses

The Borrower shall pay all reasonable legal fees and disbursements (on a solicitor and own client basis) in respect of the Loan(s), the preparation, issue and registration of the Security Documents and the enforcement and preservation of the Bank's rights and remedies under this Facility Letter and the Security Documents, and all reasonable fees and costs for appraisals, insurance consultation, credit reporting and responding to demands of any government or any agency or department thereof, whether or not the documentation is completed or any funds are advanced under the Loan(s).

IX. Non-Merger and Non-Assignment

This Facility Letter shall, on execution by the Borrower, replace all previous facility letters from the Bank to the Borrower with respect to the Loan(s). Any existing loan to the Borrower shall be modified, not refinanced, without novation of the Borrower's existing facilities or obligations, by virtue of the Facility Letter unless otherwise provided in the Facility Letter. The terms and conditions of the Facility Letter shall not be merged by and shall survive the execution of the Security Documents. In the event of a conflict between the terms of this Facility Letter and the terms of the Security Documents the terms of this Facility Letter shall prevail to the extent of such conflict.

The benefits conferred by this Facility Letter shall ensure to the benefit of the Bank and its successors and assigns and shall be binding on the Borrower and Guarantor(s) and their successors and permitted assigns.

Neither the Borrower nor the Guarantor(s) shall assign all or any of its rights, benefits or obligations under this Facility Letter without the prior written consent of the Bank.

X. Waiver or Variation

No term or condition of the Facility Letter or any of the Security Documents may be waived or varied verbally or by any course of conduct of any officer, employee or agent of the Bank. All waivers must be in writing and signed by the waiving party.

Any amendment to the Facility Letter or the Security Documents must be in writing and signed by a duly authorized officer of the Bank.

XI. Consent and Acknowledgement to Collection, Use and Disclosure of Information

When it is necessary for providing products and services to the Borrower or any Guarantor, the Borrower consents to the Bank obtaining from any credit-reporting agency of from any person any information (including personal information) that the Bank may require at any time. The also consents to the disclosure at any time by the Bank any information concerning the Borrower to any credit grantor, to any credit reporting agency, or to the Bank's subsidiaries and affiliates. If applicable, the Borrower also authorizes the Bank to release the information contemplated by any builder's lien or similar legislation to all persons claiming a right to such information under such legislation. The Borrower may refuse or withdraw these consents; however, this may result in the Bank canceling or withholding products or services for which these consents are necessary.

XII. Time of Essence

Time shall be of the essence of the Facility Letter.

XII. Governing Law

This Facility Letter and, unless otherwise specified therein, all other documents or instruments delivered in accordance with this Facility Letter shall be governed by and interpreted in accordance with the laws of the Province of Ontario (the "Governing Jurisdiction") and the laws of Canada applicable therein. The Borrower irrevocably submits to the exclusive jurisdiction of the courts in the Governing Jurisdiction.